EXHIBIT 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT

THIS RESTATED LICENSE AGREEMENT effective as of November 1, 1994 (the “Effective Date”), is made by and between STANDARD & POOR’S, a division of McGraw-Hill, Inc. (“S&P”), a New York corporation having an office at 25 Broadway, New York, New York 10004, and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), a Delaware corporation having an office at 400 South LaSalle, Chicago, Illinois, 60605.

WHEREAS, the parties hereto previously entered into a license agreement with respect to the S&P 500 and S&P 100 Indexes, dated December 1, 1990, which was amended on July 16, 1993, May 20, 1994, and August 1, 1994 (such agreement as heretofore amended is hereinafter referred to as the “Prior Agreement”), and which the parties hereto now wish to restate (as so restated this Restated License Agreement is hereinafter referred to as the “Agreement”);

WHEREAS, S&P compiles, calculates, maintains, and owns rights in and to composite stock indexes known as the S&P 500 Stock Index, the S&P 100 Stock Index and the S&P SmallCap 600 Stock Index and to the proprietary data therein contained (such rights being hereinafter referred to individually with respect to each index as the “S&P 500”, “S&P 100” and “S&P SmallCap 600”, respectively, and referred to collectively, together with the S&P/ BARRA Growth Index and the S&P/BARRA Value Index defined below, as the “S&P Indexes”);

WHEREAS, pursuant to a License Agreement (the “S&P/BARRA Agreement”) between S&P and BARRA, Inc. (“BARRA”), S&P and BARRA divide the stocks included in the S&P 500 into a growth component and a value component, and calculate indices based thereon known

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

as the “S&P/BARRA Growth Index” and the “S&P/BARRA Value Index” respectively, as described in Exhibit A attached hereto;

WHEREAS, S&P has the right under the S&P/BARRA Agreement with BARRA’s consent to license the S&P/BARRA Growth Index and the S&P/BARRA Value Index to third parties, such as CBOE;

WHEREAS, S&P uses in commerce and owns trade name and trademark rights to the designations “Standard & Poor’sR”, “S&PR”, “Standard & Poor’s 500”, S&P 500R”, “500”, “Standard & Poors’s 100”, “S&P100R”, “100”, “Standard & Poor’s SmallCap 600” and “S&P SmallCap 600” (collectively, the “S&P Marks”);

WHEREAS, S&P, with BARRA’s permission, uses in commerce the designations “S&P/BARRA Growth Index” and “S&P/BARRA Value Index” (collectively, the “S&P/BARRA Marks”); and

WHEREAS, S&P, with BARRA’s permission, uses in commerce the designations “S&P/BARRA Growth Index” and “S&P/BARRA Value Index” (collectively, the “S&P/BARRA Marks”); and

WHEREAS, CBOE is a registered national securities exchange which wishes to use the S&P Marks, the S&P/BARRA Marks and the S&P Indexes in connection with the trading, marketing and promotion of cash-settled or physical delivery securities option contracts and activities related thereto, and additionally to use the S&P 100 and related S&P Marks in connection with the trading, marketing and promotion of other indexed securities products.

NOW, THEREFOR, it is agreed as follows:

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1.             Definitions.           For purposes of this Agreement, the following definitions shall apply:

(a)           “Indexed Securities Products” shall mean indexed products that are, as of the effective date of the Prior Agreement, December 1,1990 (the “Prior Effective Date”), securities under the Securities Exchange Act of 1934 as amended as of the Prior Effective Date and, as of the Prior Effective Date, are not futures contracts or options on futures under the Commodities Exchange Act, as amended as of the Prior Effective Date.

(b)           “Standardized Option Contracts” (sometimes referred to herein as “Contracts”) shall mean American-style exercise or European-style exercise put or call options that (i) are settled in U.S. dollars (or in a foreign currency at a specified rate of exchange relative to U.S. dollars) or by physical delivery, (ii) have standardized terms, (iii) are Indexed Securities Products, and (iv) are traded on an Organized Securities Market in a manner that involves the issuance of a new option each time there is a trade in which an option is acquired by a holder.  (Standardized Option Contracts include put and call options of the type currently issued by The Options Clearing Corporation.)

(c)           “Other Option Indexed Instruments” shall mean indexed financial instruments that (i) are Indexed Securities Products, and (ii) are options or have economic characteristics similar to those of options, but shall not include Standardized Option Contracts.  (Other Option Indexed Instruments include indexed warrants, indexed notes, indexed trust interests and other, similar indexed financial instruments.)

(d)           “Indexed Warrants” shall mean those Other Option Indexed Instruments that, in exchange only for the payment to or on behalf of the issuer of a non-refundable cash premium, give the holder the limited right to acquire from the issuer either a fixed quantity of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

indexed underlying securities against payment of a stated exercise price, or an amount of cash representing the value of the index above or below a stated level, until a stated expiration date.

(e)           “North America” shall mean the United Stated, Canada, Mexico, the Caribbean Islands and Bermuda.

(f)            “Organized Securities Market” shall mean a U.S. national securities exchange, an automated quotation system of a U.S. registered securities association, a foreign securities exchange or any other domestic or foreign organized securities market, but shall not include, without limitation, trading by dealers in the “pink sheets”.

2.             CBOE 100 and S&P 100.

(a)           CBOE hereby acknowledges that S&P has sole proprietary rights in and to the S&P 100 and all historical data relating thereto.

(b)           S&P agrees that the S&P 100 shall consist of only such stocks on which CBOE trades options unless S&P determines, after consultation with CBOE, that other stocks in the S&P 500 are necessary for inclusion in the S&P 100 to ensure that the S&P 100 continues to be a capitalization-weighted index comprised of 100 stocks which closely correlates in direction and extent of movement with the S&P 500.  In order to maintain the confidentiality of the process by which S&P makes changes in the S&P Indexes, S&P shall not consult with CBOE regarding the identity of any stocks which are being considered by S&P for substitution and inclusion in the S&P 100 or any other S&P Index.  CBOE shall provide S&P with an updated list of all stocks on which options are traded on the CBOE whenever a stock is added to or deleted from the CBOE trading list.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

3.             Grant of License.

(a)           Subject to the terms and condition of this Agreement, S&P hereby grants to CBOE a nontransferable, worldwide license (i) to use the S&P Indexes as the basis for Standardized Option Contracts indexed solely to the S&P Indexes, (ii) to use and refer to the S&P Marks and the S&P/BARRA Marks in connection with the trading, marketing and promotion of Standardized Option Contracts and with making such disclosure about Standardized Option Contracts as CBOE deems necessary or desirable under any applicable federal or state laws, rules or regulations in order to indicate the source of the S&P Indexes, and (iii) to use the S&P 100 and related S&P Marks as the basis for, and in connection with the trading, marketing and promotion of Indexed Securities Products and with making disclosure about such products as described in clause (ii) above.  It is understood that the license granted in this Section 3 (a) covers, in addition to trading, all activities associated with the trading of the Indexed Securities Products that are the subject of such license, including the creation, issuance, exercise, clearance and settlement of such Indexed Securities Products by CBOE or by any registered clearing agency or other person performing such activities on behalf of CBOE.

(b)           The license granted to CBOE in Section 3 (a) above shall be exclusive in respect of the S&P 100.  S&P agrees that during the term of this Agreement it shall not grant a license to any other person to use the S&P 100 as the basis for any securities products whatsoever, except for the license agreements for certain options traded in the over-the-counter market that S&P has granted prior to December 1, 1990 as listed on Exhibit B attached hereto.

(c)           The license granted to CBOE in Section 3 (a) above shall be exclusive in respect of the S&P 500, the S&P/BARRA Growth index and the S&P/BARRA Value Index for

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Standardized Options Contracts until November 30, 2008, and thereafter shall be non-exclusive during the remaining term of this Agreement.

(d)           The license granted to CBOE in Section 3 (a) above shall be exclusive in respect of the S&P SmallCap 600 for Standardized Option Contracts until November 30, 1996.  Such license shall continue to be exclusive thereafter for each of the periods (i) December 1, 1996 - November 30, 1997 and (ii) December 1, 1997 — November 30, 1998 (each, a “Relevant Period”), only if as of the December 1 of the applicable Relevant Period the average daily volume on CBOE with respect to Contracts based on the S&P SmallCap 600 and traded pursuant to such license for the immediately preceding 12 months was not less than [*confidential treatment requested/material filed separately*] Contracts per trading day; otherwise such license shall continue on a non-exclusive basis effective on the following January 1, and thereafter for the remaining term of this Agreement.  Notwithstanding the foregoing, if as of the December 1 of a Relevant Period, such average daily volume was less than [*confidential treatment requested/material filed separately*] Contracts per trading day, such license shall continue to be exclusive for such Relevant Period if CBOE remits to S&P, on or prior to the following January 1, the difference between the Annual Minimum (as defined below) and the aggregate license fees attributable to trading on the S&P SmallCap 600 that were actually paid by CBOE to S&P pursuant to Sections 5 (a) and 5 (e) of this Agreement, during the preceding 12 months.  As used herein, the term “Annual Minimum” means (i) for each Relevant Period during which CBOE has at any time offered Standardized Option Contracts based on a Competing Small Cap Index (as hereinafter defined), $[*confidential treatment requested/material filed separately*] and (ii) for each Relevant Period during which CBOE has not at any time offered Standardized Option

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Contracts based on a Competing Small Cap Index, $[*confidential treatment requested/material filed separately*].  As used herein and elsewhere in this Agreement, the term “Competing Small Cap Index” means any published stock price index not proprietary to S&P that is used to measure the performance of U.S. small cap stocks, as that term is commonly understood.

(e)           The license granted to CBOE in Section 3 (a) above in respect of the S&P 500, the S&P/BARRA Growth Index, the S&P/BARRA Value Index and the S&P SmallCap 600 does not cover Other Option Indexed Instruments.  At the request of CBOE, S&P will grant to CBOE a non-exclusive license to use the S&P 500, the S&P/BARRA Growth Index, the S&P/BARRA Value Index or the S&P SmallCap 600 for Other Option Indexed Instruments and to trade such instruments in its market at fees to be negotiated, unless (i) S&P shall reasonably determine that the Other Option Indexed Instrument that is the subject of such request is a futures contract under the Commodity Exchange Act and for that reason the grant of such license would violate any existing agreement binding on S&P or (ii) such Other Option Indexed Instrument is not indexed solely to the S&P 500, the S&P/BARRA Growth Index, the S&P/BARRA Value Index or the S&P SmallCap 600, as applicable, and is the subject of an exclusive license granted by the S&P to a third party, and subject to the provision that the fees charged CBOE for such license will be at least as favorable to CBOE as the lowest fees then charged to any third party for any similar non-exclusive license to use the S&P 500, the S&P/BARRA Growth Index, the S&P/BARRA Value Index or the S&P SmallCap 600, as applicable, with respect to similar Other Option Indexed Instruments.  Without limiting the generality of the foregoing, in the event S&P permits or acquiesces (by not challenging within ninety (90) days of receipt of notice from CBOE) in the trading of a specific Other Option Indexed Instrument based on the S&P 500, the

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P/BARRA Growth Index, the S&P/BARRA Value Index or the S&P SmallCap 600 by any other Organized Securities Market in North America without requiring such Organized Securities Market to obtain a license from S&P or to pay a license fee to S&P, CBOE will likewise be permitted to trade that same Other Option Indexed Instrument without a license from or payment of a fee to S&P; provided, however, that CBOE will reasonably cooperate with requests by S&P to assist in challenges to such trading where practicable.  Nothing in this Section 3 (e) shall obligate S&P to require any party to agree to list or trade any Other Option Indexed Instrument on CBOE as a condition to S&P’s issuing a license in connection with such Other Option Indexed Instruments.

(f)            Subject to the terms and conditions of this Agreement, S&P hereby grants to CBOE a non-transferable license to use the S&P 500, the S&P/BARRA Growth Index, the S&P BARRA Value Index and the S&P SmallCap 600 and related S&P Marks and S&P/BARRA Marks in connection with the trading, and related marketing and promotion, of Indexed Warrants licensed to issuers by S&P that (i) have a term of maturity of thirty (30) months or less at the time of original issuance, (ii) are intended to be traded on CBOE, and (iii) are denominated in U.S. dollars.  An Indexed Warrant will not be deemed to be denominated in U.S. dollars for purposes of this Agreement solely because settlement upon exercise may be paid in U.S. dollars determined on the basis of the then current rate of exchange between U.S. dollars and the foreign currency in which the Indexed Warrant is denominated.

(g)           During the term of this Agreement, S&P shall be free to license the S&P 500, the S&P/BARRA Growth Index or the S&P/BARRA Value Index to any person as the basis for any Other Option Indexed Instrument, except that until November 30, 2008, the license

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

granted to CBOE in Section 3 (f) above shall be exclusive to the extent that S&P shall not grant a license to any other person to use the S&P 500, the S&P/BARRA Growth Index or the S&P/BARRA Value Index as the basis for Indexed Warrants that (i) have a term to maturity of thirty (30) months or less ant the time of original issuance, (ii) will be traded on any Organized Securities Market in North America (other than CBOE) and (iii) are denominated in U.S. dollars.  The foregoing exclusivity provision shall similarly apply to the license granted pursuant to Section 3 (f) as it applies to the S&P SmallCap 600; provided, however, that such license shall automatically become non-exclusive when the license granted pursuant to Section 3 (a) of the License Agreement as it applies to the S&P SmallCap 600 becomes non-exclusive in accordance with Section 3 (d) of this Agreement.

(h)           Subject to the terms and conditions of this Agreement, S&P hereby grants CBOE a non-transferable, worldwide license with respect to each of the S&P 500 subindexes listed on Exhibit C attached hereto  (referred to herein as “subindexes”) to use each such subindex as the basis for Standardized Option Contracts.  Each license granted in this Section 3 (h) is subject to all of the terms and conditions that apply to the license granted herein to use the S&P 500 for Standardized Option Contracts, except that each license granted in this Section 3 (h) shall be non-exclusive.

(i)            Subject to the terms and conditions of this Agreement, S&P further grants to CBOE a non-exclusive, non-transferable license to disseminate the S&P Indexes to third-party communications vendors for informational purposes in connection with the trading by CBOE of the Indexed Securities Products licensed hereunder.  Nothing herein shall preclude CBOE from: (i) disseminating the S&P Indexes free of charge to the Options Price Reporting Authority

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(“OPRA”), the Consolidated Tape Association (“CTA”), the Consolidated Quotation System (“CQS”), or to any other registered securities information processor which performs similar functions for CBOE; (ii) collecting CBOE’s normal share of OPRA, CTA and CQS revenues from the dissemination of quotation and last sale price information on the Indexed Securities Products licensed hereunder; and (iii) transmitting to its members any information received from S&P pursuant to Section 8 (d), provided that CBOE shall not provide electronic dissemination to its members of any information regarding changes in the composition of any of the S&P Indexes for a period of twenty-four (24) hours following the public announcement by S&P of any such change.  Nothing herein shall preclude the Options Clearing Corporation (“OCC”) or any other registered clearing agency from performing for CBOE in relation to Contracts functions OCC normally performs in the issuance, clearance, exercise and settlement of options contracts.

(j)            CBOE acknowledges that (1) the S&P Marks, the S&P 500, the S&P 100 and the S&P SmallCap 600 are the exclusive property of S&P and (2) the S&P/BARRA Marks, the S&P/BARRA Growth Index and the S&P/BARRA Value Index are the exclusive property of S&P and BARRA.  CBOE further acknowledges that (1) the S&P 500, the S&P 100 and the S&P SmallCap 600 and their compilation and composition are in the exclusive control, and changes thereof are in the exclusive discretion, of S&P and (2) the S&P/BARRA Growth Index and the S&P/BARRA Value Index and their compilation and composition are in the exclusive control, and changes thereof are in the exclusive discretion, of S&P and BARRA.  In making any changes to the securities comprising or in the method of calculating an S&P Index, S&P shall use its best efforts to preserve the continuity of the S&P Index as a measure of that segment of

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

the market it was designed to reflect so that the issuer of the Contracts is not compelled by its by-laws to adjust the Contracts to compensate for a discontinuity.

(k)           Except as otherwise specifically provided herein, this Agreement shall not transfer to CBOE any right to, or interest in, the S&P Marks or any of the S&P Indexes, or in any copyright, trademark or proprietary right pertaining thereto.

4.             Term.      The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until November 30, 2012, unless and until terminated earlier in accordance with Section 6.

5.             License Fees.

(a)  As payment for the licenses granted herein, CBOE shall pay to  S&P:

(i)  A fee for each cleared S&P 500 Contract as reflected in the records of the clearing agency utilized by CBOE to clear trades in such Contracts, at the rate of $[*confidential treatment requested/material filed separately*] per Contract.

(ii)  Subject to the minimum fees payable to S&P pursuant to Section 5 (d), a fee for each cleared S&P/BARRA Growth Index Contract and S&P/BARRA Value Index Contract as reflected in the records of the clearing agency utilized by CBOE to clear trades in such Contracts, at the rate of $[*confidential treatment requested/material filed separately*] per Contract.

(iii)          Subject to the minimum fees payable to S&P pursuant to Section 5 (e), a fee for each cleared S&P SmallCap 600 Contract as reflected in the records of the clearing

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

agency utilized by CBOE to clear trades in such Contracts, at the rate of $[*confidential treatment requested/material filed separately*] per Contract.

(iv)          A fee for each cleared S&P 100 Contract in excess of average trading volume of [*confidential treatment requested/material filed separately*] such Contracts per day for each 12-month period ending on November 30 of each year, commencing with the period ending November 30, 1994 (which shall include the eleven months from December 1, 1993 through October 31, 1994 under the Prior Agreement) and ending with the period ending November 30, 2008, as reflected in the records of the clearing agency utilized by CBOE to clear trades in such Contracts, at the rate of $[*confidential treatment requested/material filed separately*] per Contract.

(v)           A fee for each Indexed Warrant subject to the exclusive rights granted in Sections 3 (f) and (g) of [*confidential treatment requested/material filed separately*] percent ([*confidential treatment requested/material filed separately*]%) of the gross transaction fees collected by CBOE in respect of such Indexed Warrants, subject to the provisions of Section 3 (e) hereof.

(b)   No additional fees shall be payable in respect of Other Option Indexed Instruments based on the S&P 100, and no fee shall be payable in respect of S&P 100 Contracts from November 30, 2008 through the end of the term of this Agreement.

(c)           The license fees shall be determined (1) for each calendar quarter for fees pertaining to Contracts and Indexed Warrants based on the S&P 500, the S&P/BARRA Growth Index, the S&P/BARRA Value Index and the S&P SmallCap 600 and (2) for each 12-month period for fees pertaining to S&P 100 Contracts, and shall be paid within thirty (30) days after

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

the end of the quarter or 12-month period, as applicable, to which the payment relates.  Each payment shall be accompanied by a full accounting of the basis for the calculation of the fee.

(d)           With respect to each of the first two twelve-month periods during which Contracts and Indexed Warrants based on the S&P/BARRA Growth Index and/or S&P/BARRA Value Index are traded, S&P shall be entitled to a minimum aggregate payment of $[*confidential treatment requested/material filed separately*] with respect to License Fees arising under Section 5 (c) pertaining to Contracts and Indexed Warrants based on the S&P/BARRA Growth Index and the S&P/BARRA Value Index (“Growth and Value Fees”).  CBOE shall promptly notify S&P as to the date such trading commences.  CBOE shall pay to S&P in one lump sum the amount of the shortfall, if any, between $[*confidential treatment requested/material filed separately*] and the actual Growth and Value Fees within thirty (30) days of the end of each such 12-month period.

(e)           Commencing with respect to the 12 months beginning on December 1, 1994 and for the duration of the term of this Agreement, for each 12-month period during which Standardized Option Contracts based on a Competing Small Cap Index were at any time available for trading on CBOE, S&P shall be entitled to a minimum aggregate payment of $[*confidential treatment requested/material filed separately*] with respect to License Fees arising under Section 5 (c) pertaining to Contracts based on the S&P SmallCap 600 (“SmallCap Fees”).  For each such 12-month period, CBOE shall pay to S&P in one lump sum the amount of the shortfall, if any, between $[*confidential treatment requested/material filed separately*] and the actual SmallCap Fees within thirty (30) days of the end of such period.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(6)           Termination.

(a)           At any time during the term of this Agreement, either party may give the other party ninety (90) days written notice of termination on grounds of material damage or harm to the reputation or goodwill of the terminating party by reason of continued performance hereunder unless the other party shall correct the condition causing such damage or harm within the notice period.

(b)           In the case of material breach of any of the terms and conditions of this Agreement by either party, the other party may terminate this Agreement by giving thirty (30) days written notice, and the Agreement shall be terminated if the breaching party shall not have corrected such material breach within the notice period.

(c)           S&P shall have the right, in its sole discretion, to discontinue compilation and publication of any of the S&P Indexes and to terminate the license granted hereunder for trading Contracts and/or Indexed Warrants based upon such Index; provided, however, that S&P shall give CBOE at least one (1) year’s written notice prior to such discontinuance and shall extend such license beyond the stated termination date for the listing of additional option series on such Index with expiration dates within the twelve (12) month notice period and in expiration months already listed at the time the notice was received.  Notwithstanding the foregoing, in no event will such license be extended for more than 30 months beyond the date on which such termination notice is given.  CBOE’s obligations to make any payment to S&P with respect to any Contract or Indexed Warrants licensed pursuant to this Agreement shall terminate effective with the termination of the license therefor.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

7.             Rights Upon Termination.

(a)           In the event of discontinuance of any S&P Index under Section 6 (c), S&P at the time the notice of discontinuance is provided to CBOE, shall provide a non-exclusive perpetual and royalty-free license to CBOE as of the date of discontinuance of any S&P Index with a list of companies, shares outstanding and divisors for the terminated S&P Index as of the date of discontinuance. CBOE shall not thereafter make any reference to the S&P marks except as provided in Section 7 (b) and S&P shall have no further obligations to CBOE with respect to any such S&P Index or Contract or Indexed Warrant after furnishing CBOE with the aforesaid information.

(b)           Upon termination of any of the licenses granted by S&P hereunder as provided in Section 6 (c), CBOE shall not list for trading additional option series except in expiration months already listed when the license terminated.  CBOE may continue to use the S&P Marks in connection with the trading of open Contracts or Indexed Warrants relating to that license in expiration months already listed at the time the license was terminated.  Upon receipt of any notice of license termination by S&P hereunder as provided in Section 6 (c), CBOE may elect, by written notice to S&P, to redesignate the Index and Contracts or Indexed Warrants thereon as CBOE’s and continue to list for trading additional option series as if no notice of termination had been received, except that, from time of receipt of such notice of election until termination of the license, such index shall be described as the “CBOE                Index”, formerly “S&P                Index”.  In the event of such an election, CBOE’s obligations to make any payment to S&P with respect to such Contracts or Indexed Warrants shall still terminate effective with the termination of the license therefor.  Thereafter, upon termination of the license, CBOE may promote and list for trading securities options contracts based upon the CBOE

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

securities index designated by the name “CBOE                Index” or equivalent provided that the name “500” is not utilized by CBOE and CBOE prominently disclaims any relationship with S&P in respect to the contract.

(c)           In the event of discontinuance of the S&P 100 or of termination of this Agreement for any reason, including the termination at the end of the term of this Agreement, S&P shall upon CBOE’s request transfer to CBOE all proprietary rights in the S&P 100 and in the mark “100” alone, but not in any of the other S&P Marks.  CBOE may continue to use S&P Marks in relation to the CBOE 100 Contracts subject to Section 7 (b).

8.             S&P Obligations.

(a)           S&P shall participate to a reasonable degree in a reasonable number of CBOE seminars relating to any of the S&P Indexes or Contracts, by making available to CBOE one member of the S&P 500 Committee or an S&P Vice-President.  The selection of the S&P representative shall be in the sole discretion of S&P.

(b)           S&P shall reasonable assist CBOE in connection with the preparation of factual materials for presentation to the SEC, or any other governmental entity, in connection with any application by CBOE for approval to trade any of the Contracts or indexed Warrants licensed hereunder, or any investigations or hearings regarding any such Contracts or Indexed Warrants.

(c)           S&P shall widely disseminate in S&P publications information concerning all S&P Indexes used as the basis for Contracts or Indexed Warrants licensed hereunder.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)           At no cost to CBOE, other than the royalties described in Section 5, S&P shall do the following: S&P, or its agent shall compute and disseminate to CBOE’s communications center the value of each of the S&P Indexes used for Contracts or Indexed Warrants at least once every fifteen (15) seconds during normal trading hours.  S&P, or its agent, shall compute and disseminate to CBOE’s communications center each trading day the “Opening Index Value” of each such S&P Index, with each such “Opening Index Value” to be derived from first reported sale (opening) prices of such securities on such day, except that the last reported sale price of such a security shall be used in any case where that security does not open for trading on that day.  S&P, or its agent, shall compute and disseminate to CBOE’s communications center each trading day immediate advice, expressed as a percentage of index value, respecting the number of securities comprising each such S&P Index which have opened trading in their primary market.  Subject to Sections 12 (c) and 12 (d), S&P shall use its best efforts in connection therewith to ensure the correct and timely calculation and dissemination of such S&P Indexes.  S&P, or its agent, shall maintain a back-up to verify the calculation of each such S&P Index on a continuing basis and shall take extra precaution to verify the accuracy of daily closing index values and Opening Index Values.  S&P shall telephone both CBOE and the Options Clearing Corporation each day with closing numbers for each such S&P Index as soon as practicable after the close.

(e)           S&P shall use reasonable efforts to safeguard the confidentiality of all impending changes in the components or method of computation of any of the S&P Indexes until such changes are publicly disseminated and shall require the same of any agent with whom it has contracted for computation of that Index.  S&P shall disseminate information respecting such

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

changes to CBOE immediately upon its being made public by S&P.  S&P shall implement reasonable procedure so that only those persons at S&P directly responsible for changes in the composition or method of computation of the S&P Indexes shall be granted access to information respecting impeding changes.  Employees of S&P who are directly responsible for changes in the components of any of the S&P Indexes used as the basis for the Contracts or Indexed Warrants shall be expressly prohibited by S&P from trading any such Contracts or Indexed Warrants.  It is understood, however that S&P shall have no liability to CBOE in the event that any such employees fail to adhere to such prohibition.

(f)            S&P recognizes that, as a national securities exchange, CBOE is obligated to conduct its activities to carry out the purposes of the Securities Exchange Act of 1934 and to comply with the rules and regulations thereunder.  S&P agrees to use its best efforts to comply with any reasonable request by CBOE to take action, or to refrain from acting, whenever CBOE would be required under law to do the same if CBOE were performing the functions that S&P performs in connection with an S&P Index.

9.             CBOE Obligations.

(a)           CBOE shall use its best efforts to protect the goodwill and reputation of S&P and of the S&P Marks in connection with their use under this Agreement.  CBOE shall maintain high standards of fairness and truthfulness in, and to the extent practicable, shall allow S&P to review and approve all CBOE advertisements, brochures, promotional and information materials relating to or referring to any of the S&P Indexes or Contracts or Indexed Warrants.  S&P shall safeguard the confidentiality of any promotional or information materials furnished by CBOE for S&P’s preview.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)           CBOE shall be responsible for conduction and paying for promotional and educational efforts in connection with the marketing and trading of the Contracts of Indexed Warrants, and S&P shall not be required to bear any of the costs thereof except the expenses of seminar participation referred to in Section 8 (a).

(c)           CBOE shall use its best efforts to comply with the federal securities laws and the rules of the CBOE and the Options Clearing Corporation insofar as those laws and rules relate to exchange trading of the Contracts or Indexed Warrants licensed hereunder.  CBOE shall take reasonable steps to ensure that the trading of the Contracts or Indexed Warrants is carried out in accordance with high ethical and legal standards.  Subject to Sections 8 (e) and 8 (f), S&P shall have no obligation or liability in connection therewith.  This provision is intended solely for the benefit of the parties hereto and not for the benefit of third-parties.

(d)           CBOE shall use and disseminate the S&P Marks and S&P Indexes only in compliance with the terms and conditions of this agreement to ensure that S&P’s rights in the S&P Marks and the S&P Indexes are in no way diminished and/or jeopardized and shall use its best efforts to assure that the public is in no way confused or misled as to such rights.

10.           Protection of Value of License.

(a)           During the term of this Agreement, S&P shall use its best efforts to maintain in full force and effect all federal registrations of those S&P Marks that are registered at the date hereof (consisting of those identified by “R” in the fourth recital above).

(b)           In the event S&P is notified by CBOE or otherwise becomes aware that the S&P Marks or S&P Indexes are to be, or have been, used by any person without the prior written consent of S&P in a manner inconsistent with the terms of (i) the exclusive license

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

granted to CBOE in Section 3 (a) above and such use involves (x) trading on an Organized Securities Market in North America, or (y) trading outside of North America that has or may reasonably be expected to have a material adverse impact upon the benefits derived by CBOE from such license, or (ii) the exclusive licenses granted to CBOE in Section 3 (f) above and such use has or may reasonably be expected to have a materially adverse impact on the benefits derived by CBOE from such licenses, S&P shall use its best efforts to terminate such use of the S&P Marks or S&P Indexes, including, but not limited to, initiating litigation against such person.  The costs of such litigation shall be [*confidential treatment requested/material filed separately*] unless and until such costs incurred in any calendar year for all litigation brought pursuant to this Section 10 (b) amounts to [*confidential treatment requested/material filed separately*]% of S&P’s gross license fees collected under Section 5 of this Agreement for the prior calendar year.  Once such costs borne by S&P reach this level, each such matter in litigation will be continued by S&P upon the written request of CBOE, which request shall obligate CBOE to pay [*confidential treatment requested/material filed separately*]% of additional expenses related to that litigation reasonably in that year.  Notwithstanding the allocation of the costs of any such litigation, and notwithstanding that S&P agrees to consult with CBOE concerning the conduct and settlement of such litigation, the conduct of such litigation, including the choice of counsel and any settlement thereof, shall remain in the sole control of S&P.

(c)           In the event litigation initiated pursuant to Section 10 (b) is determined adverse to S&P or is otherwise unsuccessful in terminating such unconsented use of the S&P

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Marks or S&P Indexes, S&P shall have no further liability to CBOE hereunder on account of such use, without prejudice to CBOE’s rights under Section 3 (d).

(d)           CBOE shall reasonably cooperate with S&P in the maintenance of such rights and registrations, and shall do such acts and execute instruments as are reasonably necessary and appropriate to such purposes.

11.           Proprietary Rights.

(a)           CBOE acknowledges that the S&P Indexes are selected, arranged and prepared by S&P and, with respect to the S&P/BARRA Growth Index and the S&P/BARRA Value Index, BARRA, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by S&P and; as applicable, BARRA.  CBOE also acknowledges that the S&P Marks and S&P Indexes are valuable assets of S&P and, with respect to the S&P/BARRA Growth Index and the S&P/BARRA Value Index, BARRA, and therefor, with respect to such information which is received by CBOE pursuant to this Agreement, CBOE shall take such security measures as it takes to protect its won proprietary data, provided such actions are reasonable, to prevent any use other than as authorized herein.

(b)           The parties shall treat as strictly confidential and shall not disclose or transmit to any third-party any documentation, contents thereof, or other materials provided each other during the term of this Agreement, provided that such documentation or other materials are designated “confidential” or “proprietary” by the providing party and are not available to the public or otherwise available to the receiving party from sources other than the providing party.  The provisions of this Section 11 (b) shall survive any termination of this Agreement for a period

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

of five (5) years from disclosure by either party to the other of the last such “confidential” or “proprietary” information.

(c)           Except as otherwise expressly provided in this Agreement, S&P reserves all right to the S&P Indexes and S&P Marks which are not expressly licensed to CBOE hereunder.

12.           Warranties; Disclaimers.

(a)           S&P represents and warrants that S&P is the owner of, or has the right to license CBOE to use, the S&P Marks, the S&P/BARRA Marks and the S&P Indexes, as provided herein.

(b)           S&P shall promptly correct, or instruct its agents, to correct any inaccuracies in the S&P Indexes within the control of S&P which are discovered by S&P or brought to its attention.

(c)           The Contracts and Indexed Warrants are not sponsored, endorsed, sold or promoted by S&P.  S&P’s only relationship to CBOE is the licensing of certain trademarks and trade names of S&P and of the S&P Indexes which are determined, composed and calculated by S&P without regard to the Contracts or the Indexed Warrants.  S&P has no obligation to take the needs of persons having an interest in the Contracts or the Indexed Warrants into consideration in determining, composing or calculating the S&P Indexes.  S&P has no obligation or liability in connection with the administration, marketing or trading of the Contracts or the Indexed Warrants.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

S&P SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE S&P INDEXES FROM SOURCES WHICH S&P CONSIDERS RELIABLE, BUT S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEXES OR ANY DATA INCLUDED TEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE S&P INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF THE CONTRACTS OR THE INDEXED WARRANTS, OR FOR NAY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEXES OR ANY DATA INCLUDED THERIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.  Effective not later than February 1, 1995, subject to the approval thereof by the Securities and Exchange Commission, CBOE rules shall expressly include the disclaimer language contained in this Section 12 (c).  Prior to the date that CBOE rules are amended to include such disclaimer language, CBOE rules shall continue to expressly include the disclaimer language contained in Section 12 (c) of the Prior Agreement.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)               Neither party shall have any liability for lost profits or indirect, special, punitive or consequential damages arising out of this Agreement.  Without diminishing the disclaimers and limitations on liability set forth in Subsection 12 (c) and this Subsection 12 (d), in no event shall the cumulative liability of S&P to CBOE exceed the fees paid by CBOE to S&P under this Agreement during the twelve (12) month period immediately preceding the most recent anniversary of the Effective Date.

(e)           The provisions of this Section 12 shall survive any termination of this Agreement.

13.           Force Majeure.

S&P nor CBOE shall bear any responsibility or liability for any losses arising out of any delay in, interruption of, or failure to undertake their respective performance of their obligation under this Agreement due to any act of God, act of governmental authority, act of a public enemy or due to war, riot, fire, floor, civil commotion, insurrection, labor difficulty (including, without limitation, any strike or other work stoppage or slow down), severe or adverse weather conditions or other cause beyond the reasonable control of the party so affected.

14.           Injunctive Relief.

In the event of a material breach by CBOE of Section 9 (d) of this Agreement relating to dissemination of the S&P Indexes, CBOE acknowledges that S&P shall be entitled to preliminary and permanent injunctive relief to enforce the provisions hereof, but nothing herein shall preclude S&P from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

15.           Indemnification.

(a)           Except as provided in Subsection (b) below, CBOE shall indemnify and hold harmless S&P, its affiliates (including McGraw-Hill, Inc.) and their officers, directors, employees and agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) as a result of any claim, action or proceeding instituted after the Effective Date that arises out of or relates to (i) this Agreement (other than a breach by S&P of its representations, warranties and agreements hereunder), (ii) the Contracts or (iii) Indexed Securities Products; provided, however, that S&P notifies CBOE promptly of any such claim, action or proceeding.  CBOE shall periodically reimburse S&P for its expenses incurred under this Section 15.  S&P shall have the right, at its own expense to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, it shall have no right to control their defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of CBOE without waiving the indemnity hereunder.  CBOE, in the defense of any such claim, action, or proceeding, except with the written consent of S&P, shall not consent to entry of any judgment or enter into any settlement which either (i) does not include, as an unconditional term, the grant by the claimant to S&P of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of S&P.

(b)           CBOE shall not indemnify or hold harmless S&P, its affiliates and their officers, directors, employees or agents against any and all judgments, damages, costs or losses of any kind (including reasonable attorney’s fees and experts’ fees) as a result of any claim, action or proceeding that arises out of or relates to (i) the willful or intentional misconduct or

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

reckless or grossly negligent conduct of any of S&P’s officers, directors, employees or agents, (ii) miscalculation or errors in an S&P Index or any data included therein originated by S&P or its agents acting within the scope of their authority or (iii) any breach by S&P of its representations, warranties or agreements made in this Agreement.

(c)           These indemnification provisions are solely for the benefit of S&P and CBOE and are not intended to, and do not, create any rights or causes of actions on behalf of any third party.

16.           Other Matters.

(a)           This Agreement is solely and exclusively between the parties as presently constituted and shall not be assigned or transferred by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement without such written consent shall be null and void.

(b)           This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter and may be amended or modified only by a writing signed and duly authorized officers of both parties.  From and after the Effective Date, this Agreement supersedes all previous agreements between the parties with respect to the subject matter of this Agreement, except for those provisions of the Prior Agreement specifically referred to herein.  There are no oral or written collateral representations, agreements, or understandings except as provided herein.

(c)           No breach, default, or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

the protection of the property or proprietary nature of any property which is the subject of this Agreement.

(d)           All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered by hand or five (5) days after mailing, postage prepaid, by registered or certified mail, return receipt requested, to the below address or such addresses as either party shall specify by a written notice to the other.

Notice to S&P:	Standard & Poor’s
Attn: Index Department
25 Broadway
New York, New York 10004

With a copy to:	McGraw-Hill, Inc.
Attn: General Counsel
1221 Avenue of the Americas
New York, New York 10020

Notice to CBOE:	Chicago Board Options Exchange
Attn: General Counsel
400 South LaSalle
Chicago, Illinois 60605

(e)           S&P and CBOE each agree not to assert any claims against the other relating to that certain license agreement between them dated June 23, 1983, as amended on January 25, 1985 (the “Original Agreement”), or the parties’ conduct with respect thereto; provided, however, that either party may assert a claim for indemnification, contribution and/or damages against the other if a third party asserts a claim against a party hereto relating to the Original Agreement or any party’s conduct with respect thereto.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Nothing contained in this section shall be deemed to confer on either party either party any new rights or obligations.

The parties further agree that neither of them shall take any action to encourage, invite or promote any litigation against the other.

(f)            This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York.

(g)           The parties hereby expressly acknowledge and agree that the agreements reflected in (i) the [*confidential treatment requested/material filed separately*] and (ii) the letter agreement relating to “FLEX Options”, dated March 9, 1993 and addressed to Richard G. DuFour of CBOE from Elliott Shurgin of S&P, are hereby extended through the term of this Agreement and incorporated herein by reference.  Copies of said letter agreements are attached hereto as Exhibits D and E, respectively.

(h)           S&P has informed CBOE that BARRA has the right to terminate the S&P/BARRA Agreement under the terms thereof upon the occurrence of certain events.  CBOE therefor acknowledges that the license granted pursuant to this Agreement to utilize the S&P/BARRA Growth Index, the S&P/BARRA Value Index and the S&P/BARRA marks is subject to termination by S&P pursuant to Section 6 (c) in the event BARRA institutes action to so terminate the S&P/BARRA Agreement.  S&P acknowledges that CBOE would have the rights described in Section 7 (a) and 7 (b) hereof in the event that S&P institutes action to so terminate such license.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

STANDARD & POOR’S, a division of McGraw-Hill, Inc.

By:	/s/ James R. Quandt

Title:	President and CEO

CHICAGO BOARD OPTIONS EXCHANGE

By:	/s/ Alger B. Chapman

Title:	Chairman

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

Description of S&P/BARRA Growth and Value Indexes

The S&P/BARRA Growth Index and the S&P/BARRA Value Index represent a partition of the S&P 500 constructed by dividing the stocks in the S&P 500 according to their BARRA determined book-to-price ratios.  Twice per year, based on the information available on November 30 and May 31 (end-of-day), such indexes are created by sorting the companies in the S&P 500 from highest to lowest BARRA determined book-to-price ratio.  Starting with the company with the highest BARRA determined book-to-price ratio, companies are added to the S&P/BARRA Value Index until such index contains 50 percent of the market capitalization of the S&P 500.  The S&P/BARRA Growth Index is composed of the remaining companies in the S&P 500.  the partition of the S&P 500 using May 31 information becomes effective July 1 of the same year.

If the composition of the S&P 500 changes between rebalancing dates, the S&P/BARRA Value Index and S&P/BARRA Growth Index are adjusted to reflect the change.  Companies added to the S&P 500 Index are assigned to the S&P/BARRA Growth Index if their value determined at the most recent semi-annual rebalancing; otherwise, these new companies are added to the S&P/BARRA Value Index.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

Current OTC Option Licensees

Licensee	Indices Covered

Bankers Trust	“500”, “100” and sub-groups

Citicorp	“500” only

First Boston	“500”

Goldman Sachs	“500”, “100” and sub-groups

Paine Webber	“500” only

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

S&P 500 SUBINDEXES

Aerospace/Defense	Leisure Time

Aluminum	Machine Tools

Automobiles	Machinery (Diversified)

Auto Parts After Market	Manufactured Housing

Heavy Duty Trucks & Parts	Manufacturing (Divers. Inds.)

Beverages (Alcoholic)	Metals Miscellaneous

Beverages (Soft Drinks	Office Equipment & Supplies

Broadcast Media	Oil & Gas Drilling

Building materials	Oil (Domestic Integrated)

Chemicals	Oil (Int’l Integrated)

Chemicals (Diversified)	Oil Well Equip. & Services

Chemicals (Specialty)	Paper & Forest Products

Communication Equip./Mfrs.	Photography/Imaging

Computer Software & services	Pollution Control

Computer Systems	Publishing

Conglomerates	Publishing (Newspapers)

Containers (Metal & Glass)	Restaurants

Containers (Paper)	Retail (Department Stores)

Cosmetics	Retail (Drug Stores)

Distributors (Consumer Products)	Retail (Food Chains)

Electrical Equipment	Retail (General Merchandise)

Electronics (Defense)	Retail (Specialty)

Electronics (Instrumentation)	Retail (Specialty — Apparel)

Electronics (Semiconductors)	Shoes

Engineering & Construction	Specialized Services

Entertainment	Specialized Printing

Foods	Steel

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Gold Mining	Telecomm. (Long Distance)

Hardware & Tools	Textiles

Health Care (Diversified)	Tobacco

Health Care (Drugs)	Toys

Health Care (Miscellaneous)	Airlines

Hospital Management	Railroads

Medical Products & Supplies	Truckers

Homebuilding	Transportation (Miscellaneous)

Hotel-Motel	Electric Companies

Household Furn. & Appl.	Natural Gas

Household Products	Telephone

Housewares	Money Center Banks

Major Regional Banks

Life Insurance

Multi-Line Insurance

Property-Casualty Insurance

Savings & Loan Companies

Personal Loans

Financial (Miscellaneous

COMPOSITE GROUPS	MAIN GROUPS

Chemicals Composite	500 Composite

Consumer Goods Composite	Industrials

Capital Goods Composite	Transportation

Entertainment & Leisure Composite	Utilities

Health Care Composite	Financials

Oil Composite

Retail Stores Composite

Banks Composite

Energy Composite

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

High Tech Composite

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

[*confidential treatment requested/material filed separately*]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT E

Flex Options Letter Agreement

(attached)

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

March 9, 1993

Mr. Richard G. DuFour

Executive Vice President

Chicago Board Options Exchange

LaSalle at Ban Buren

Chicago, IL  60605

Dear Dick:

Reference is hereby made to the License Agreement, dated as of December 1, 1990, between Standard & Poor’s Corporation and the Chicago Board Options Exchange (the “Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

The CBOE is now offering an opportunity for investors to trade in a newly developed options product based on the S&P 500 and the S&P 100 call “FLEX Options”.  FLEX Options are listed options that allow investors to select contracts terms such as the option type, expiration date, strike price, exercise style and settlement values.

Your signature below shall evidence our agreement that (i) FLEX Options shall be governed by the Agreement, including without limitation the license fees provisions contained therein, and (ii) for purposes of the Agreement FLEX Options shall be considered to fall within the definition of Standardized Option Contracts.

After you have signed both originals of this letter, please return one to me and retain the other for your files.

Sincerely,

/s/ Elliot Shurgin

ACCEPTED AND AGREED:

CHICAGO BOARD OPTIONS EXCHANGE

By:	/s/ Richard G. DuFour

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

Name: Richard G. DuFour

Title:   Executive Vice President